EXHIBIT 99.2

Consent of Director Nominee of BT Brands, Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of BT Brands, Inc. and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Steven W. Schussler

Name: Steven W. Schussler

Date: October 15, 2021